UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2019

Horizon Therapeutics Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Horizon Pharma Public Limited Company

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	HZNP	The Nasdaq Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Compensation Committee of our Board of Directors previously approved the (i) amendment and restatement of our Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”), subject to shareholder approval, to, among other things, increase the aggregate number of our ordinary shares authorized for issuance under the 2014 Plan by 9,000,000 shares (the “Amended 2014 Plan”) and (ii) amendment of our 2014 Non-Employee Equity Plan (the “2014 Non-Employee Plan”), subject to shareholder approval, to, among other things, increase the aggregate number of our ordinary shares authorized for issuance under the 2014 Non-Employee Plan by 750,000 shares (the “Amended 2014 Non-Employee Plan”). On May 2, 2019, our shareholders approved the Amended 2014 Plan and the Amended 2014 Non-Employee Plan.

A complete copy of the Amended 2014 Plan and the Amended 2014 Non-Employee Plan are filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively. The above summaries of the Amended 2014 Plan and the Amended 2014 Non-Employee Plan do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Set forth below are the results of the matters submitted for a vote of shareholders at our 2019 Annual General Meeting of Shareholders held on May 2, 2019 (the “Annual General Meeting”).

Proposal 1 — Election of directors.

The following directors were elected to serve for three-year terms until the 2022 Annual General Meeting of Shareholders and until their respective successors are duly elected and qualified.

Director Elected	For	Against	Abstain	Broker Non-Votes
Michael Grey	130,835,984	15,754,617	71,291	13,941,477
Jeff Himawan, Ph.D.	131,647,475	14,946,607	67,810	13,941,477

Proposal 2 — Approval of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and the authorization of the Audit Committee of our Board of Directors to determine the auditors’ remuneration.

For	Against	Abstain	Broker Non-Votes
159,835,853	687,684	79,832	0

Proposal 3 — Approval, on an advisory basis, of the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
125,591,174	20,881,944	188,774	13,941,477

Proposal 4 — Authorization for us and/or any of our subsidiaries to make market purchases or overseas market purchases of our ordinary shares.

For	Against	Abstain	Broker Non-Votes
160,046,663	228,575	328,131	0

Proposal 5 — Approval of an authorized share capital increase from €40,000 and $30,000 to €40,000 and $60,000 by the creation of an additional 300,000,000 ordinary shares of nominal value $0.0001 per share.

For	Against	Abstain	Broker Non-Votes
154,344,183	6,005,813	253,373	0

Proposal 6 — Renewal of our Board of Directors’ existing authority to allot and issue ordinary shares for cash and non-cash consideration under Irish law.

For	Against	Abstain	Broker Non-Votes
125,233,857	35,194,827	174,685	0

Proposal 7 — Renewal of our Board of Directors’ existing authority to allot and issue ordinary shares for cash without first offering those ordinary shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply under Irish law.

For	Against	Abstain	Broker Non-Votes
121,518,115	38,973,469	111,785	0

Proposal 8 — Approval of a motion to adjourn the Annual General Meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the Annual General Meeting to approve Proposal 7.

For	Against	Abstain	Broker Non-Votes
101,718,667	44,866,375	76,850	13,941,477

Proposal 9 — Approval of a change of the name of our company to Horizon Therapeutics Public Limited Company.

For	Against	Abstain	Broker Non-Votes
160,223,398	200,163	179,808	0

Proposal 10 — Approval of our Amended 2014 Plan.

For	Against	Abstain	Broker Non-Votes
137,302,924	9,198,091	160,877	13,941,477

Proposal 11 — Approval of our Amended 2014 Non-Employee Plan.

For	Against	Abstain	Broker Non-Votes
100,770,723	45,705,724	185,445	13,941,477

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Horizon Therapeutics Public Limited Company Amended and Restated 2014 Equity Incentive Plan, and Form of Option Agreement, Form of Stock Option Grant Notice, Forms of Restricted Stock Unit Agreement and Forms of Restricted Stock Unit Grant Notice thereunder.

99.2	Horizon Therapeutics Public Limited Company 2014 Non-Employee Equity Plan, as amended, and Form of Option Agreement, Form of Stock Option Grant Notice, Forms of Restricted Stock Unit Agreement and Forms of Restricted Stock Unit Grant Notice thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2019	HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer